Exhibit 99.2  -- Financial Statements





                              IT&E CORPORATION
                            FINANCIAL STATEMENTS
                      AS OF DECEMBER 31, 2003, 2002
                          MARCH 31, 2004 AND
              PRO FORMA CONDENSED CONSOLIDATED BLANCE SHEET
          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS




                                  CONTENTS
                                  --------


CONTENTS

PAGE F-1      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE F-2      BALANCE SHEETS AS OF DECEMBER 31, 2003 AND 2002

PAGE F-3      STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
              DECEMBER 31, 2003 AND 2002

PAGE F-4      STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE
              YEARS ENDED DECEMBER 31, 2003 AND 2002

PAGES F-5     STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
              DECEMBER 31, 2003 AND 2002

PAGES F-6-15  NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2003

PAGE F-1b     BALANCE SHEET AS OF MARCH 31, 2004

PAGE F-2b     STATEMENT OF OPERATIONS FOR THREE MONTHS ENDING MARCH 31, 2004
              AND MARCH 31, 2003.

PAGE F-3b     STATEMENTS OF CASH FLOWS FOR THREE MONTHS ENDING MARCH 31, 2004
              AND MARCH 31, 2003.

PAGE F-4-5b   NOTES TO FINANCIAL STATEMENTS



Beckstead and Watts, LLP
----------------------------
Certified Public Accountants
                                                   3340 Wynn Road, Suite B
                                                       Las Vegas, NV 89102
                                                              702.257.1984
                                                        702.362.0540 (fax)


         Report of Independent Registered Public Accounting Firm
         -------------------------------------------------------

Board of Directors
IT&E Corporation
San Jose, California

We have audited the Balance Sheets of IT&E Corporation (the "Company") as of December 31, 2003 and 2002, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IT&E Corporation as of December 31, 2003 and 2002, and the results of its operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Beckstead and Watts, LLP

Las Vegas, Nevada
June 14, 2004

                                IT&E CORPORATION
                                 BALANCE SHEETS

BALANCE SHEET
                                                     December 31,  December 31,
                                                          2003        2002
                                                     -----------   ------------

Assets

Current assets:
   Cash                                                 $  173,236  $  160,036
   Accounts receivable, net of allowance for
     doubtful accounts of $118,118 and
     $183,500 respectively                               1,639,907     785,180
   Unbilled revenue                                        195,607      83,477
   Prepaid and other current assets                         24,993      70,891
   Advances to employees                                    46,971       8,244
   Investments                                              16,000           -
                                                        ----------  ----------
     Total current assets                                2,096,715    1,107,827
                                                        ----------  ----------
Fixed assets, net                                           66,618      51,999
Deposits                                                    23,382      26,236
                                                        ----------  ----------
                                                        $2,186,715  $1,186,062
                                                        ==========  ==========


Liabilities and Stockholders' Equity

Current Liabilities:
   Line of credit - bank                                $  855,015  $        -
   Accounts payable                                        254,855     204,075
   Accrued payroll and employee benefits                   168,296     140,241
   Advances from stockholders                                    -       2,594
   State payroll taxes payable                              24,731       1,600
   Note payable - former stockholder                             -      36,400
   Current portion of capital lease obligations                  -       2,363
   State income tax payable                                  3,000           -
                                                        ----------  ----------
     Total current liabilities                           1,305,897     387,273
                                                        ----------  ----------

Stockholders' equity:
  Common stock, no par value;
    1,000,000 shares authorized,
    481,500 shares issued and outstanding                  100,750     100,750
  Additional paid-in capital                               273,930     273,930
  Retained earnings                                        560,139     424,109
                                                        ----------  ----------
                                                           880,818     798,789
                                                        ----------  ----------
                                                        $2,186,715  $1,186,062
                                                        ==========  ==========


The accompanying notes are an integral part of these financial statements.

                                IT&E CORPORATION
                           STATEMENTS OF OPERATIONS



STATEMENTS OF OPERATIONS


                                                      For the years ended
                                                           December 31,
                                                    -----------------------
                                                        2003        2002
                                                    ----------   ----------
Revenue                                            $ 10,018,459  $  7,579,261
Cost of revenue                                       6,444,287     5,107,430
                                                   ------------  ------------
Gross profit                                          3,574,173     2,471,831

Operating expenses:
  General and administrative expenses                 2,795,472     1,831,556
  Sales and marketing expenses                          333,730       261,911
  Depreciation expense                                   18,438        32,045
  Officer salaries                                      300,000       328,385
                                                   ------------  ------------
Total operating expenses                              3,447,640     2,453,897
                                                   ------------  ------------

Net operating income                                    126,533        17,934

Other income (expense):
  Refund of state franchise taxes                             -        62,289
  Interest income                                             -           453
  Loss on disposal of fixed assets                       (8,298)      (28,633)
  Interest expense                                      (18,126)       (1,998)
  Finance charges                                       (15,079)       (7,507)
                                                   ------------  ------------
Total other income (expense)                            (41,504)       24,538

Income before provision for income taxes                 85,029        42,538

Provision for state income taxes                          3,000         3,308
                                                   ------------  ------------
Net (loss)                                         $     82,029  $     39,230
                                                   ============  ============
Weighted average number of
  common shares outstanding                             481,500       481,500
                                                   ============  ============

Net loss per share                                 $      0.17   $       0.08
                                                   ===========   ============





The accompanying notes are an integral part of these financial statements.

                                IT&E CORPORATION
                      STATEMENTS OF STOCKHOLDERS' EQUITY


STATEMENT OF STOCKHOLDERS' EQUITY

                 Common Stock       Additional               Total
                 -------------      Paid-in      Retained    Stockholders'
                 Shares  Amount     Capital      Earnings    Equity
                 ------- ------     -----------  ---------   -------------
Balance,
Dec 31, 2001     500,000 $ 27,000   $ 273,930    $ 592,192   $ 893,122

 Shares issued    31,500   78,750           -            -      78,750
 Shares redeemed (50,000)  (5,000)          -      (57,313)     (62,313)
 Distributions                                    (150,000)    (150,000)
 Net income                                         39,230       39,230
                 -------- ------- ------------   ---------   ------------
Balance,
Dec 31,
2002              481,500  100,750    273,930      424,109      798,789

Net income                                          82,029       82,029
                 -------- ------- ------------   ---------   ------------
Balance,
Dec 31,
2003              481,500 $100,750  $273,930       $506,139    $880,818
                 ======== ========  =========   ===========  ==========

The accompanying notes are an integral part of these financial statements.

                                IT&E CORPORATION
                            STATEMENT OF CASH FLOWS


STATEMENT OF CASH FLOWS

                                                     For the years ended
                                                          December 31,
                                                    ---------------------
                                                        2003        2002
                                                    ----------   ----------
Cash flows from operating activities
Net (loss)                                          $   82,029   $  39,230
Adjustments to reconcile net (loss) to
  net cash (used) by operating activities:
Depreciation expense                                    18,438      32,045
Loss on disposal of fixed assets                         8,298      28,633
Changes in operating assets:
  Accounts receivable                                 (854,727)    273,192
  Unbilled revenue                                    (112,130)    (83,477)
  Prepaid and other current assets                       5,249      (1,193)
  Advances to employees                                  1,921       5,487
  Accounts payable                                      48,423     (41,515)
  Accrued payroll and employee benefits                 51,180     (75,717)
  State franchise tax payable                            3,000       1,600
                                                    ----------    ---------
Net cash (used) by operating activities               (748,319)    178,286
                                                    ----------    ---------

Cash flows from investing activities
  Purchase of fixed assets                             (41,355)          -
  Proceeds from disposal of fixed assets                     -         125
  Deposits                                               2,853       2,328
  Investment in stock                                  (16,000)          -
                                                    ----------    ---------
Net cash (used) by investing activities                (54,502)      2,453
                                                    ----------    ---------

Cash flows from financing activities
  Advances to shareholders                                  -       (4,092)
  Proceeds from shareholders                                -        4,025
  Payments on line of credit, net                           -     (250,000)
  Payments on capital lease obligations                     -       (9,777)
  Proceeds from line of credit, net                   816,021            -
  Payments made on loan to former shareholder               -      (21,600)
  Distributions to shareholders                             -     (187,479)
                                                    ----------    ---------
Net cash provided by financing activities             816,021     (468,923)
                                                    ----------    ---------

Net (decrease) in cash                                 13,200     (288,184)
Cash - beginning                                      160,036      448,220
                                                    ----------    ---------
Cash - ending                                       $ 173,236     $ 160,036
                                                    =========     =========
Supplemental disclosures:
   Interest paid                                    $       -     $       -
                                                    =========     =========
   Income taxes paid                                $       -     $       -
                                                    =========     =========

The accompanying notes are an integral part of these financial statements.

                               IT&E CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A-DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

        IT&E Corporation (the "Company") was founded and incorporated in the State of California in 1996. Its principal business operations involve providing skilled high tech personnel and staffing services to companies nationwide. The Company's corporate office is located in San Jose, California,
and a satellite office in San Diego, California.    During 2002 and 2003, the
Company transitioned its marketing efforts from the high technology industry to the pharmaceutical, biotech and health care industries and broadened its services offering to include project management and consulting services. By December 31, 2003, more than 80% of its revenues were generated by the pharmaceutical, biotech and healthcare industries.

Basic and Diluted Net Income (Loss) Per Share

        Basic net income (loss) per share is based upon the weighted average number of common shares outstanding. Diluted net income (loss) per share is based on the assumption that stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no dilutive options or warrants issued and outstanding as of December 31, 2003 and 2002.

Use of Estimates

        In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an on-going basis, the Company evaluates its estimates, including those related to revenue recognition, long-lived and intangible assets, accrued liabilities, deferred income tax asset valuation allowances, restructuring costs, litigation and disputes, and the allowance for doubtful accounts.

        The Company maintains an allowance for doubtful accounts for estimated losses resulting from an inability of clients to make required payments. This allowance is based on account receivables, historical collection experience, current economic trends, and changes in the customer payment terms.

Cash and Cash Equivalents

        The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                               IT&E CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Property and Equipment

        Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, which are three to five years for information systems equipment, and three to ten years for furniture and equipment. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever are shorter.

        Upon sale or retirement of property and equipment, the costs and related accumulated depreciation are eliminated from the accounts, and any gain or loss on such disposition is reflected in the consolidated statements of operations. Expenditures for repairs and maintenance are charged to operations as incurred.

Revenue Recognition, Accounts Receivable, and Unbilled Receivables

        Revenues are derived primarily from information technology outsourcing services, consulting, and systems integration. Revenues are recognized on a time-and-materials, level-of-effort, percentage-of-completion, or straight-line basis. Before revenues are recognized, the following four criteria must be met:
(a) persuasive evidence of an arrangement exists; (b) delivery has occurred or services rendered; (c) the fee is fixed and determinable; and
(d) collectibility is reasonably assured. The Company determines if the fee is fixed and determinable and collectibility is reasonably assured based on its judgments regarding the nature of the fee charged for services rendered and products delivered and the collectibility of those fees. Arrangements range in length from less than one year to several years. The longer-term arrangements are generally level-of-effort or fixed price arrangements.

        Revenues from time-and-materials arrangements are generally recognized based upon contracted hourly billing rates as the work progresses. Revenues from level-of-effort arrangements are recognized based upon a fixed price for the level of resources provided. Revenues from fixed fee arrangements for consulting are generally recognized on a rate per hour or percentage-of-completion basis. The Company maintains, for each of its fixed fee contracts, estimates of total revenue and cost over the contract term. For purposes of periodic financial reporting on the fixed price consulting contracts, the Company accumulates total actual costs incurred to date under the contract. The ratio of those actual costs to its then-current estimate of total costs for the life of the contract is then applied to its then-current estimate of total revenues for the life of the contract to determine the portion of total estimated revenues that should be recognized. The Company follows this method because reasonably dependable estimates of the revenues and costs applicable to various stages of a contract can be made.

                               IT&E CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




        Revenues recognized on fixed price consulting contracts are subject to revisions as the contract progresses to completion. If the Company does not accurately estimate the resources required or the scope of the work to be performed, does not complete its projects within the planned periods of time, or does not satisfy its obligations under the contracts, then profit may be significantly and negatively affected or losses may need to be recognized. Revisions in the Company's contract estimates are reflected in the period in which the determination is made that facts and circumstances dictate a change of estimate. Favorable changes in estimates result in additional revenues recognized, and unfavorable changes in estimates result in a reduction of recognized revenues. Provisions for estimated losses on individual contracts are made in the period in which the loss first becomes known.

        As of the beginning of fiscal year 2003, the Company adopted EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables," which addresses how to account for arrangements that involve the delivery or performance of multiple products, services, and/or rights to use assets. Revenue arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (1) the delivered item has value to the customer on a stand-alone basis; (2) there is objective and reliable evidence of the fair value of undelivered items; and (3) delivery of any undelivered item is probable. Arrangement consideration is allocated among the separate units of accounting based on their relative fair values, with the amount allocated to the delivered item being limited to the amount that is not contingent on the delivery of additional items or meeting other specified performance conditions. The Company has created separate units of accounting on its existing outsourcing contracts based on the above criteria and will evaluate each future contract based on the same criteria. Generally, the Company has separated certain elements of its initial contract stages, where new systems are implemented and/or processes are reengineered into a new operating environment, from the ongoing operations of the contract. The primary impact of the adoption of this standard is that the Company's ongoing contract operations, which constitute the vast majority of the revenues from outsourcing contracts, are now recorded on a straight-line basis over the life of the contract instead of on a percentage-of-completion basis in proportion to costs incurred. In general, the Company will report lower margins on existing contracts in the early years of a contract and anticipate reporting increased margins in the later years of a contract; however, no assurances can be made in that regard. The new method is no longer based on a consistent gross profit over the life of a contract. The Company will likely experience greater volatility of outsourcing earnings as contract revenues remain level and contract costs move up or down, or shift from one quarter to another.

                               IT&E CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



        On certain contracts, or elements of contracts, costs are incurred subsequent to the signing of the contract, but prior to the rendering of service and associated recognition of revenue. Where such costs are incurred and realization of those costs is either paid for upfront or guaranteed by the contract, those costs are deferred and later expensed over the period of recognition of the related revenue. At December 31, 2003 and 2002, the Company had deferred $170,255 and $114,941, respectively, of such deferred costs.

        As part of the Company's on-going operations to provide services to its customers, incidental expenses, which are generally reimbursable under the terms of the contracts, are billed to customers. These expenses are recorded as both revenues and direct cost of services in accordance with the provisions of EITF 01-14, "Income Statement Characterization of Reimbursements Received for "Out-of-Pocket" Expenses Incurred," and include expenses such as airfare, mileage, hotel stays, out-of-town meals, and telecommunication charges.

        Unbilled receivables represent revenues recognized for services performed that were not billed at the balance sheet date. The majority of these amounts are billed in the subsequent month. Unbillable amounts arising from contracts occur when revenues recognized exceed allowable billings in accordance with the contractual agreements. As of December 31, 2003 and 2002, the Company had unbillable revenues included in current unbilled receivables of approximately $195,607 and $83,477, respectively, which were generally expected to be billed in the following year.

        Customer advances are comprised of payments from customers for which services have not yet been performed or prepayments against work in process. These unearned revenues are deferred and recognized as future contract costs are incurred and as contract services are rendered.

Income Taxes

        The Company, with consent of its stockholders, is taxed under the provisions of Subchapter S of the Internal Revenue Code and Chapter 4.5 of the California Revenue and Taxation Code. The stockholders on their respective shares of corporate taxable income pay income taxes. The California Revenue and Taxation Code also levies a corporate tax of 1.5% on taxable income - or a minimum of $800 - for which a provision has been provided. It is the Company's intention to make periodic distributions to the stockholders so that their individual tax liabilities are met.

                               IT&E CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Credit Risks

        Financial instruments that subject the Company to concentrations of credit risks consist primarily of cash and cash equivalents and billed and unbilled accounts receivable. The Company's clients are primarily involved in the healthcare and pharmaceutical industries. Concentrations of credit risk with respect to billed and unbilled accounts receivable are mitigated, to some degree, based upon the Company's credit evaluation process and the nature of its clients.

        The healthcare and life sciences industries may be affected by economic factors, which may impact accounts receivable. At December 31, 2003, approximately 66% of the outstanding trade receivables are due from approximately 6 to 10 customers who also accounted for approximately 64% of total sales. Management does not believe that any single customer or geographic area represents significant credit risk.

        The Company's cash equivalents consist primarily of short-term money market deposits. The Company has deposited its cash equivalents with reputable financial institutions, from which the Company believes the risk of loss to be remote. The Company principally maintains its cash balance in a financial institution located in San Jose, California. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2003, the Company had a balance in the institution in excess of the insured amounts of approximately $73,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash and cash equivalents.

Fair Value of Financial Instruments

        Management believes the fair value of financial instruments approximates their carrying amounts. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and certain other liabilities approximate their estimated fair values due to the short-term nature of these instruments. Investments available for sale are carried at fair value. Management believes the fair values of stockholders' notes receivable approximate their carrying values based on current rates for instruments with similar characteristics.

                               IT&E CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Recent Accounting Pronouncements

        In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting costs associated with exit or disposal activities and nullifies Emerging Issues Task Force
(EITF) Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity shall be recognized and measured initially at its fair value in the period that the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 has not had a significant impact on the consolidated financial statements at December 31, 2003.

        In November 2002, the EITF reached a consensus on Issue 00-21, titled "Accounting for Revenue Arrangements with Multiple Deliverables," which addresses how to account for arrangements that involve the delivery or performance of multiple products, services, and/or rights to use assets. Revenue arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (1) the delivered item has value to the customer on a standalone basis; (2) there is objective and reliable evidence of the fair value of undelivered items; and (3) delivery of any undelivered item is probable. Arrangement consideration should be allocated among the separate units of accounting based on their relative fair values, with the amount allocated to the delivered item being limited to the amount that is not contingent on the delivery of additional items or meeting other specified performance conditions. The new standard was required to be adopted for all new applicable revenue arrangements no later than the third quarter of 2003. The Company elected to apply the new standard to all existing outsourcing arrangements impacted by EITF 00-21 during the year ended December 31, 2003.

        In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002; while the provisions of the disclosure requirements are effective for financial statements of interim or annual reports ending after December 15, 2002. At December 26, 2003, the Company had no guarantees outstanding.

                               IT&E CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." SFAS No. 148 amends SFAS
No. 123, "Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The adoption of SFAS No. 148 by the Company has not had a significant impact on its consolidated financial statements at December 31, 2003.

        In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46") which changes the criteria by which one company includes another entity in its consolidated financial statements. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003, and apply in the first fiscal period beginning after June 15, 2003, for variable interest entities created prior to February 1, 2003. The Company has not entered into any transactions or other arrangements, which it believes, would be considered variable interest entities.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of these instruments were previously classified as equity. The guidance in SFAS No. 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe that the adoption of SFAS No. 150 will have a material impact on its consolidated financial statements.

                               IT&E CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        In December 2003, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 104 (SAB 104), "Revenue Recognition", which supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB 104's primary purpose is to rescind the accounting guidance contained in SAB 101 related to multiple-element revenue arrangements that was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables" and to rescind the SEC's related "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers" issued with SAB 101 that had been codified in SEC Topic 13, "Revenue Recognition." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not have a material effect on the Company's financial position or results of operations.

NOTE B-ADVANCES TO EMPLOYEES

        At December 31, 2003, the Company had advanced $46,971 to certain employees. The notes are non-interest bearing and due 365 days from the advancement date.

NOTE C-PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2003 and 2002 consisted of the following:

                                                2003          2002
                                                ----          ----

             Computers                      $  113,940    $  76,018
             Furniture and fixtures             21,082       25,361
             Leased equipment                    1,731       34,985
                                            ----------    ---------
                                               136,753      136,364

             Less accumulated depreciation     (70,135)     (84,365)
                                            ----------    ---------
                                            $   66,618    $  51,999

Depreciation expense totaled $18,438 and $32,045 during the years ended December 31, 2003 and 2002, respectively.

                               IT&E CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D-LINE OF CREDIT - BANK

The Company has a $1,000,000 renewable line of credit with a commercial bank. The line bears interest at the bank's prime rate (4.0% and 4.25% at December 31, 2003 and 2002, respectively) plus 1%. There was an outstanding balance as of December 31, 2003 of $855,015 and no outstanding balance at December 31, 2002. The line expires on November 1, 2004, and is guaranteed by all of the assets of the Company and the personal guarantees of the stockholders. The line has certain financial covenants.

NOTE E-SHAREHOLDERS' EQUITY

In January 2002, the Company increased its authorized stock to 1,000,000 shares. Immediately thereafter, a stockholder purchased 31,500 shares of stock for a total purchase price of $78,750.

In September 2002, a minority stockholder sold his 50,000 shares back to the Company for a total sales price of $62,313. Prior to December 31, 2002, the Company paid the stockholder $21,600 in cash and offset amounts owned to the Company by the stockholder totaling $4,313. The remaining balance of $36,400 was paid in full by December 31, 2003.

NOTE F-COMMITMENTS AND CONTINGENCIES

        The Company leases its office facilities, certain office space, and living accommodations for consultants on short-term projects under operating leases that expire within the next one year. At December 31, 2003, the Company was obligated under non-cancelable operating leases with future minimum rentals as follows:


YEARS ENDING:

2004                             $  37,807
2005                                     -
2006                                     -
2007                                     -
2008                                     -
Thereafter                               -
                                 ---------
                                 $  37,807


        Rent expense aggregated $206,154 and $143,984 for the years ended December 31, 2003 and 2002, respectively.

                               IT&E CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        The Company entered into a development and product agreement with Caliber Systems, which required an initial investment of $65,000 ($16,000 was paid as of December 31, 2003) and an additional investment of $110,000 after certain benchmarks are achieved. All revenues generated from the product will be split on a 50/50 basis.

        Lawsuits in favor of the Company representing approximately $586,000 were settled in 2002. As of December 31, 2003, the Company has collected approximately $75,000 of the total amount due. Former clients who are currently in bankruptcy owe the balance of the judgment. The Company is doubtful it will collect the remaining amounts and they have been written off in total in prior years. The Company is involved in various legal actions arising in the normal course of business. Management is of the opinion that the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operation.

NOTE G-PROFIT SHARING PLANS

       The Company has a 401(k) salary deferral plan for eligible employees. Employees may elect to reduce their compensation by an amount that will not exceed the total amount allowed by the Internal Revenue Code for all contributions to qualified plans. The plan does provide for discretionary contributions by the employer. No contributions were made to the plan for the years ended December 31, 2003 and 2002.

NOTE H-SUBSEQUENT EVENTS

        On April 14, 2004, the Company ("IT&E"), Clinical Trials Assistance Corporation, a Nevada corporation (the "Registrant") or ("CTAL"), and Clinical Trials Assistance Acquisition Corporation, a Nevada corporation ("Merger Sub"), entered into an Acquisition Agreement and Plan of Merger (collectively the "Agreement") pursuant to which the Registrant, through its wholly-owned subsidiary, Merger Sub, acquired IT&E in exchange for 11,000,000 shares of the Registrant's common stock which were issued to the holders of IT&E stock (the "Merger"). Immediately after the Acquisition was consummated and further to the Agreement, Kamill Rohny, the controlling stockholder of the Registrant, cancelled 28,000,000 shares of the Registrant's Common Stock held by him (the "Cancellation"). The transaction contemplated by the Agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

        The stockholders of IT&E (three stockholders owning 481,500 shares), who unanimously approved the acquisition, and as of the closing date of the Merger and after giving effect to the Cancellation, now own approximately 80% of the Registrant's common stock outstanding as of April 14, 2004.

        For accounting purposes, this transaction was being accounted for as a reverse merger, since the stockholders of IT&E own a majority of the issued and outstanding shares of common stock of the Registrant, and the directors and executive officers of IT&E became the directors and executive officers of the Registrant.
                                   F-15

                                IT&E CORPORATION
                                 BALANCE SHEET


BALANCE SHEET

                                                          March 31,
                                                           2004
                                                          ---------
Assets

Current assets
   Cash                                                   $   215,264
   Accounts receivable, net of allowance for
     doubtful accounts of $6,431                            2,182,260
   Unbilled revenue                                           195,607
   Prepaid and other current assets                            24,993
   Advances to employees                                       39,821
   Investments                                                170,699
                                                          ------------
     Total current assets                                   2,828,644
                                                          ------------
Fixed assets, net                                              63,527
Deposits                                                       24,832
                                                          -----------
                                                          $ 2,917,003
                                                          ===========

Liabilities and Stockholders' Equity

Current Liabilities:
   Line of credit - bank                                  $   998,015
   Accounts payable                                           488,662
   Accrued payroll and employee benefits                      272,070
   Other current liabilities                                    3,740
   State income tax payable                                     4,600
                                                          -----------
     Total current liabilities                              1,767,087
                                                          -----------
Stockholders' equity

Stockholders' Equity
  Common stock, no par value;
    1,000,000 shares authorized,
    481,500 shares issued and outstanding                     100,750
  Additional paid-in capital                                  273,930
  Retained earnings                                           775,237
                                                          -----------
                                                            1,149,916
                                                          -----------
                                                          $ 2,917,003
                                                          ===========


The accompanying notes are an integral part of these financial statements.

                                      F-1b

                                IT&E CORPORATION
                           STATEMENTS OF OPERATIONS


STATEMENTS OF OPERATIONS
                                                   For the three months ended
                                                            March 31,
                                                    -----------------------
                                                        2004        2003
                                                    ----------   ----------
Revenue                                            $  3,145,018  $  2,008,845
Cost of revenue                                       1,997,354     1,187,647
                                                   ------------  ------------
Gross profit                                          1,147,664       821,198

Operating expenses:
  General and administrative expenses                   799,722       679,060
  Sales and marketing expenses                           11,680         8,949
  Depreciation expense                                    4,968         4,340
  Officer salaries                                       55,000        60,000
                                                   ------------  ------------
Total operating expenses                                871,370       752,349
                                                   ------------  ------------

Net operating income                                    276,294        68,849

Other income (expense):
  Other income                                           14,490         3,755
  Interest income                                       (21,686)         (684)
                                                   ------------  ------------
Total other income (expense)                             (7,196)        3,071

Income before provision for income taxes                269,098        71,920

Provision for state income taxes                              -             -
                                                   ------------  ------------
Net income                                         $    269,098  $     71,920
                                                   ============  ============
Weighted average number of
  common shares outstanding                             481,500       481,500
                                                   ============  ============

Net income per share - basic and fully diluted     $      0.56   $       0.15
                                                   ===========   ============


The accompanying notes are an integral part of these financial statements.

                                     F-2b

                                IT&E CORPORATION
                            STATEMENT OF CASH FLOWS


STATEMENT OF CASH FLOWS

                                                  For the three months ended
                                                          March 31,
                                                    ---------------------
                                                        2004        2003
                                                    ----------   ----------
Cash flows from operating activities
Net income                                          $  269,098   $  71,920
Adjustments to reconcile net (loss) to
  net cash (used) by operating activities:
Depreciation expense                                     4,968       4,340
Loss on disposal of fixed assets                             -           -
Changes in operating assets:
  Accounts receivable                                 (541,883)   (154,899)
  Prepaid and other current assets                           -      24,783
  Advances to employees                                  7,150       1,442
  Accounts payable                                     237,541     (10,540)
  Accrued payroll and employee benefits                 78,540     (83,192)
  Other current liabilities                              3,740     (14,423)
  State franchise tax payable                            1,600           -
                                                    ----------    ---------
Net cash (used) by operating activities                 60,754    (160,569)
                                                    ----------    ---------

Cash flows from investing activities
  Purchase of fixed assets                              (1,878)     (6,682)
  Deposits                                              (1,450)     (1,586)
  Investment in stock                                 (154,699)          -
                                                    ----------    ---------
Net cash (used) by investing activities               (158,027)     (8,268)
                                                    ----------    ---------

Cash flows from financing activities
  Advances to shareholders                                  -       (4,000)
  Payments on capital lease obligations                     -       (2,363)
  Proceeds from line of credit, net                   143,000      200,000
  Payments made on loan to former shareholder               -      (11,600)
  Distributions to shareholders                        (3,700)           -
                                                    ----------    ---------
Net cash provided by financing activities             139,300      182,037
                                                    ----------    ---------

Net increase in cash                                   42,028       13,200
Cash - beginning                                      173,236      160,036
                                                    ---------    ---------
Cash - ending                                       $ 215,264     $ 173,236
                                                    =========     =========
Supplemental disclosures:
   Interest paid                                    $       -     $       -
                                                    =========     =========
   Income taxes paid                                $       -     $       -
                                                    =========     =========

The accompanying notes are an integral part of these financial statements.

                                      F-3b

                               IT&E CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The consolidated interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated interim financial statements be read in conjunction with the consolidated financial statements of the Company for the period ended December 31, 2003 and notes thereto. The Company follows the same accounting policies in the preparation of consolidated interim reports.

Results of operations for the interim periods are not indicative of annual results.

NOTE 2 - FIXED ASSETS

Depreciation expense totaled $4,968 and $4,340 for the three-month periods ended March 31, 2004 and 2003, respectively.

NOTE 3 - LINE OF CREDIT - BANK

The Company has a $1,000,000 renewable line of credit with a commercial bank. The line bears interest at the bank's prime rate plus 1%. There was an outstanding balance as of March 31, 2004 of $998,015. The line expires on November 1, 2004, and is guaranteed by all of the assets of the Company and the personal guarantees of the stockholders. The line has certain financial covenants.

The Company recorded interest expense totaling $21,686 and $684 for the three months ended March 31, 2004 and 2003, respectively.



                                    F-4b

                               IT&E CORPORATION
                         NOTES TO FINANCIAL STATEMENTS


NOTE 4 - SUBSEQUENT EVENTS

        On April 13, 2004, the Company issued 2,000,000 warrants to several individuals for cash totaling $2,000. The warrants are convertible on a one-for-one basis at a price to be agreed upon on the exercise date by the Company's board of directors and the warrant holders. The exercise date is not sooner than one year and not later than five years.

        On April 14, 2004, the Company ("IT&E"), Clinical Trials Assistance Corporation, a Nevada corporation (the "Registrant") or ("CTAL"), and Clinical Trials Assistance Acquisition Corporation, a Nevada corporation ("Merger Sub"), entered into an Acquisition Agreement and Plan of Merger (collectively the "Agreement") pursuant to which the Registrant, through its wholly-owned subsidiary, Merger Sub, acquired IT&E in exchange for 9,000,000 shares of the Registrant's common stock which were issued to the holders of IT&E stock and 2,820,000 preferred shares, which are convertible on a ten-for-one basis into CTAL $0.001 par value common stock, after they are held for two years (the "Merger"). Immediately after the Acquisition was consummated and further to the Agreement, Kamill Rohny, the controlling stockholder of the Registrant, cancelled 28,000,000 shares of the Registrant's Common Stock held by him (the "Cancellation"). The transaction contemplated by the Agreement was intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

        The stockholders of IT&E (three stockholders owning 481,500 shares), who unanimously approved the acquisition as of the closing date of the Merger and after giving effect to the Cancellation, now own approximately 80% of the Registrant's common stock outstanding as of June 10, 2004. This figure is based on the issuance of 9,000,000 shares of $0.001 par value common stock and the share dilution upon conversion of the 2,000,000 warrants into common stock.

        For accounting purposes, this transaction was being accounted for as a reverse merger, since the stockholders of IT&E own a majority of the issued and outstanding shares of common stock of the Registrant, and the directors and executive officers of IT&E became the directors and executive officers of the Registrant.


                                      F-5b